Magna-Lab Inc

6800 Jerihco Turnpike, Suite 200
Syosset, NY 11791
(516) 393 5874
Writers Direct Dial

AMENDMENT
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March 7, 2000

Noga Investments in Technologies Ltd.
Netanya, Israel

Re:    Magna-Lab, Inc.

Dear Sirs;

We refer to the letter agreement between Magna-Lab, Inc. and Noga Electrotechnica Ltd., dated December 17, 1999 (the "Agreement"), it being noted that Noga Electrotechnica Ltd. has transferred its rights and obligations under the Agreement to Noga Investments in Technologies Ltd.

Kindly confirm by countersigning this letter and returning it to Magna-Lab, Inc., that paragraph 6 of the Agreement is replaced by the following paragraph 6:

QUOTE:
         6. Upon payment of the initial $250,000, Noga shall have the right to nominate one (1) of six (6) directors to Magna-Lab's board of directors. If, as and when Noga will have invested the full sum of $3,000,000 in common stock of Magna-Lab and paid the said sum of $3,000,000 in full to Magna-Lab, then for a period of two years, commencing on December 17, 1999, Noga shall have the right to nominate a number of directors to Magna-Lab's board of directors such that the total number of non Noga-nominated directors on the Board exceeds the number of Noga-nominated directors by one. Noga designates Jerry Feldman as its initial nominee.
UNQUOTE

AGREED: MAGNA-LAB, INC.

       By: /s/Daniel M. Mulvena
           ----------------------------------
              Print Name:  Daniel M. Mulvena
              Print Title:    Chairman and CEO

AGREED: NOGA INVESTMENTS IN TECHNOLOGIES LTD

       By: /s/Eli Uzan  /s/Itzhak Goldenberg
           --------------------------------------
              Print Names: (1) Eli Uzan, (2) Itzhak Goldenberg
              Print Titles: (1) Chairman, (2) Managing Director